Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Registration Statement No. 333-172929 on Form S-3 and to the incorporation by reference therein and in Registration Statement No. 333-146227 on Form S-8 of Solitario Exploration & Royalty Corp. of our report dated March 12, 2012, appearing in this Annual Report on Form 10-K of Solitario Exploration & Royalty Corp. for the year ended December 31, 2011.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC

March 12, 2012

Denver, Colorado